SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ARGONAUT GROUP, INC

          GAMCO INVESTORS, INC.
                      11/18/04           58,000-             *DO
                      11/17/04              400-           19.5400
                      10/29/04            1,000            19.0544
                      10/18/04               96-           18.2000
                      10/15/04              400-           18.0000
                      10/14/04              500-           17.9289
                      10/01/04            1,200-           19.0800

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.